Exhibit 99.1
The J.M. Smucker Co. Announces Senior Leadership Updates to
Drive Continued Growth and Execution

ORRVILLE, Ohio, February 10, 2026 – The J.M. Smucker Co. today announced a series of leadership updates that are designed to advance the Company’s continued execution of its long-term growth strategy and further the momentum of its portfolio of leading brands, while enhancing profitability and earnings.
•Tucker Marshall, who has served as Chief Financial Officer, has been promoted to the new role of Chief Financial Officer | Executive Vice President, Frozen Handheld and Spreads and Sweet Baked Snacks. In addition to financial reporting, internal audit, tax and treasury, financial planning and analysis, investor relations, and corporate development, Marshall’s oversight has expanded to include the strategic leadership of the U.S. Retail Frozen Handheld and Spreads, Sweet Baked Snacks, and International businesses, which will be led by their respective general managers. Marshall now also oversees the Company’s sales function.
•Rob Ferguson, who has served as Senior Vice President and General Manager, Coffee and Procurement, has been promoted to the new role of Chief Product Supply Officer | Executive Vice President, Coffee, Pet, and Away from Home. Ferguson’s oversight now spans company operations, distribution, supply chain, procurement, commodity hedging, quality assurance, research and development, and cost and productivity programs, inclusive of the Company’s Transformation Office. It also includes the strategic leadership of the Company’s U.S. Retail Coffee, U.S. Retail Pet Foods, and Away From Home businesses, which will be led by their respective general managers.
•Jill Penrose, who has served as Chief People and Company Services Officer, has been promoted to the expanded role of Chief People and Administrative Officer | Chief of Staff. Penrose now manages corporate strategy and chief of staff responsibilities in addition to her continued oversight of communications, public relations, government and industry relations, human resources, community relations, and philanthropy.
In addition, the Company has made the decision to eliminate its Chief Operating Officer role, and John Brase has transitioned from the Company. Mark Smucker has re-assumed the President title serving as Chief Executive Officer, President and Chair of the Board.
“I would like to thank and recognize John for the many contributions he has made to our Company over the last several years,” said Mark Smucker, Chief Executive Officer, President and Chair of the Board.
These senior leadership updates were all effective February 9. Marshall and Penrose will continue to report to Smucker, and now Ferguson will also report to Smucker. Jeannette Knudsen, Chief Legal Officer and Secretary will continue to report to Smucker, as will newly elected Katie Williams, Chief Marketing Officer, as previously announced on February 5.
Commenting on these leadership updates, Smucker said, “Tucker, Rob, and Jill are each proven and trusted leaders who are deeply committed to the ongoing success of the Smucker organization, and I have complete confidence in them as they step into these expanded roles. Their promotions reflect the significant contributions they have made to the Company and their passion for our culture.”

Smucker continued, “These executive leadership updates will sharpen our focus on driving top-line growth and enhancing profitability across the Company. Tucker and Rob bring extensive financial and supply chain expertise and proven track records of leading transformational work, supporting growth and organizational productivity. Tucker’s experience as Chief Financial Officer and his enterprise-wide knowledge positions us to continue the strong momentum in Frozen Handheld and Spreads, while also ensuring we stabilize and improve profitability in Sweet Baked Snacks. The creation of the Chief Product Supply Officer role, and our promotion of Rob to this position, underscores our strategic focus on driving profitability and earnings growth, and his strategic leadership of Coffee, Pet, and Away from Home will ensure continued focus on growth and margin expansion opportunities.”
The Company also announced the following senior leadership updates.
•Tim Wayne, who currently serves as Senior Vice President and General Manager, Away From Home and International, will be promoted to the role of Senior Vice President and General Manager, Coffee and Away From Home, overseeing the coffee portfolio in addition to continuing to manage the Away From Home business.
•Robert Crane, who currently serves as Senior Vice President, Head of Sales and Sales Commercialization, will be promoted to the role of Senior Vice President, Head of Sales and International, assuming responsibilities for the International business in addition to continued leadership of the sales and commercialization teams.
Wayne and Crane will each assume their new and expanded roles effective July 27, and now report to Ferguson and Marshall, respectively, effective February 9.
In addition to the leadership updates announced today, Randy Day, Senior Vice President, Operations, and Bryan Hutson, Senior Vice President, Information Services and Supply Chain, each have announced their intent to retire from their respective roles. Day and Hutson will remain with the organization to support the transition of the operations, information services, and supply chain functions.
Smucker concluded, “On behalf of the entire organization, I would like to extend my deep appreciation to Randy and Bryan for their leadership and the significant impact they have made on our Company throughout their careers.”
The Company will commence a search to fill the new role of Chief Technology Officer, reporting to Smucker. In addition to responsibility for information technology, this role will focus on advancing the Company’s artificial intelligence strategy across the enterprise. The Company will also commence a search for the role of Senior Vice President, Operations and Supply Chain, as well as the new role of Senior Vice President, Science and Technical Community, which will be responsible for quality assurance, research and development, and other technical functions. Both roles will report to Ferguson.
Bios for Marshall, Ferguson, Penrose, Wayne, and Crane, along with the rest of the Company’s executive team, can be accessed at the Company’s website: jmsmucker.com.
The Company expects to maintain its fiscal 2026 full-year outlook, which is based on non-GAAP financial measures, as communicated in its most recent quarterly earnings announcement on November 25, 2025, and it will provide an update following completion of its quarter-end financial close and forecast activities on its third quarter earnings call on February 26, 2026.

About The J.M. Smucker Co.
At The J.M. Smucker Co., it is our privilege to make food people and pets love by offering a diverse family of brands available across North America. We are proud to lead in the coffee, peanut butter, fruit spreads, frozen handheld, sweet baked goods, dog snacks, and cat food categories by offering brands consumers trust for themselves and their families each day, including Folgers®, Dunkin’®, Café Bustelo®, Jif®, Uncrustables®, Smucker’s®, Hostess®, Milk-Bone®, and Meow Mix®. Through our unwavering commitment to producing quality products, operating responsibly and ethically and delivering on our Purpose, we will continue to grow our business while making a positive impact on society. For more information, please visit jmsmucker.com.
The J.M. Smucker Co. is the owner of all trademarks referenced herein, except for Dunkin'®, which is a trademark of DD IP Holder LLC. The Dunkin'® brand is licensed to The J.M. Smucker Co. for packaged coffee products sold in retail channels such as grocery stores, mass merchandisers, club stores, e-commerce and drug stores, and in certain away from home channels. This information does not pertain to products for sale in Dunkin'® restaurants.
The J.M. Smucker Co. Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. The risks, uncertainties, important factors, and assumptions listed and discussed in this press release, which could cause actual results to differ materially from those expressed, include: the Company's ability to successfully integrate Hostess Brands' operations and employees and to implement plans and achieve financial forecasts with respect to the Hostess Brands' business; disruption from the acquisition of Hostess Brands by diverting the attention of the Company's management and making it more difficult to maintain business and operational relationships; the negative effects of the acquisition of Hostess Brands on the market price of the Company's common shares; the amount of the costs, fees, expenses, and charges and the risk of litigation related to the acquisition of Hostess Brands; the effect of the acquisition of Hostess Brands on the Company's business relationships, operating results, ability to hire and retain key talent, and business generally; disruptions or inefficiencies in the Company's operations or supply chain, including any impact caused by product recalls, political instability, terrorism, geopolitical conflicts, extreme weather conditions, natural disasters, pandemics, work stoppages or labor shortages, or other calamities; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging, and transportation; the impact of food security concerns involving either the Company's products or its competitors' products, changes in consumer preferences, consumer or other litigation, actions by the U.S. Food and Drug Administration or other agencies, and product recalls; risks associated with derivative and purchasing strategies the Company employs to manage commodity pricing and interest rate risks; the availability of reliable transportation on acceptable terms; the ability to achieve cost savings related to the Company's restructuring and cost management programs in the amounts and within the time frames currently anticipated; the ability to generate sufficient cash flow to continue operating under the Company's capital deployment model, including capital expenditures, debt repayment to meet the Company's deleveraging objectives, dividend payments, and share repurchases; a change in outlook or downgrade in the Company's public credit ratings by a rating agency below investment grade; the ability to implement and realize the full benefit of price changes, and the impact of the timing of the price changes to profits and cash flow in a particular period; the success and cost of marketing and sales programs and strategies intended to promote growth in the Company's businesses, including product innovation; general competitive activity in the market, including competitors' pricing practices and promotional spending levels; the Company's ability to attract and retain key talent; the concentration of certain of the Company's businesses with key customers and suppliers, including primary or single-source suppliers of certain key raw materials and finished goods, and the Company's ability to manage and maintain key relationships; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in the useful lives of other intangible assets or other long-lived assets; the impact of new or changes to existing governmental laws and regulations and their application, including tariffs, food ingredients, food labeling, and food accessibility; the outcome of tax examinations, changes in tax laws, and other tax matters; a disruption, failure, or security breach of the Company or its suppliers' information technology systems, including, but not limited to, ransomware attacks; foreign currency exchange rate and interest rate fluctuations; and risks related to other factors described under "Risk Factors" in other reports and statements filed with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K. The Company undertakes no obligation to update or revise these forward-looking statements, which speak only as of the date made, to reflect new events or circumstances.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures as key measures for purposes of evaluating performance internally. The Company believes that investors' understanding of its performance is enhanced by disclosing these performance measures. Furthermore, these non-GAAP financial measures are used by management in preparation of the annual budget and for the monthly analyses of its operating results. The Board of Directors also utilizes certain non-GAAP financial measures as components for measuring performance for incentive compensation purposes.
Non-GAAP financial measures exclude certain items affecting comparability that can significantly affect the year-over-year assessment of operating results, which include amortization expense and impairment charges related to intangible assets; certain divestiture, acquisition, integration, and restructuring costs ("special project costs"); gains and losses on divestitures; the net change in cumulative unallocated gains and losses on commodity and foreign currency exchange derivative activities ("change in net cumulative unallocated derivative gains and losses"); and other infrequently occurring items that do not directly reflect ongoing operating results. Income taxes, as adjusted is calculated using an adjusted effective income tax rate that is applied to adjusted income before income taxes and reflects the exclusion of the previously discussed items, as well as any adjustments for one-time tax-related activities, when they occur. While this adjusted effective income tax rate does not generally differ materially from the GAAP effective income tax rate, certain exclusions from non-GAAP results can significantly impact the adjusted effective income tax rate.
These non-GAAP financial measures are not intended to replace the presentation of financial results in accordance with U.S. GAAP. Rather, the presentation of these non-GAAP financial measures supplements other metrics used by management to internally evaluate its businesses and facilitate the comparison of past and present operations and liquidity. These non-GAAP financial measures may not be comparable to similar measures used by other companies and may exclude certain nondiscretionary expenses and cash payments. The Company has provided a reconciliation of non-GAAP financial measures for its fiscal year 2026 outlook in its most recent quarterly earnings announcement on November 25, 2025.
Contacts: The J.M. Smucker Co.: (330) 682-3000
Investors: Crystal Beiting, Vice President, Investor Relations & FP&A
Media: Abbey Linville, Vice President, Public Relations & Communications